Exhibit 10.3

STATE OF RHODE ISLAND KENT COUNTY	SUPERIOR COURT

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IN RE: GTECH HOLDINGS CORPORATION	:	KC 06-202
SHAREHOLDERS LITIGATION	:
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STIPULATION OF SETTLEMENT
     This Stipulation of Settlement dated as of June 2, 2006 (the “Stipulation”) is made and entered into in the above-captioned action by and among: (1) Plaintiffs (on behalf of themselves and each of the Settlement Class Members), by and through their counsel of record in the actions; and (ii) the GTECH Defendants, by and through their respective counsel of record in the actions. The Stipulation is intended by the Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined in ¶ 1.15 hereof), upon and subject to the terms and conditions hereof.
A. THE ACTIONS
     WHEREAS, on January 10, 2006, Lottomatica S.p.A. (“Lottomatica”); De Agostini S.p.A. (“De Agostini”), Lottomatica’s majority shareholder; and GTECH Holdings Corporation (“GTECH”) announced that Lottomatica and GTECH had entered into an agreement (the “Merger Agreement”) pursuant to which Lottomatica will acquire GTECH for $35.00 in cash per outstanding GTECH share, subject to certain exceptions (the “Merger”).
     WHEREAS, subsequently plaintiffs Ralph Sellite and Claire Partners (collectively “Plaintiffs”), respectively commenced separate actions on behalf of GTECH public stockholders against GTECH and its directors (the “GTECH Defendants”)

(together with Plaintiffs, the “Parties”) and, in Claire Partners’ case, Lottomatica (collectively with the GTECH Defendants, the “Defendants”) challenging the Merger and Merger Agreement which actions were subsequently consolidated by this Court into this action (collectively the “Action”).
     WHEREAS, the Action challenges the Merger and Merger Agreement and alleges, inter alia, that Defendants breached their fiduciary duties, and/or aided and abetted other Defendants’ breaches of their fiduciary duties by failing to obtain adequate consideration for GTECH’s shareholders.
     WHEREAS, on February 27, 2006, following a review of the preliminary proxy statement filed by GTECH on February 23, 2006, counsel for Plaintiff Ralph Sellite sent a letter to counsel for the GTECH Defendants requesting the disclosure of, inter alia, the following additional information to GTECH shareholders concerning the Merger and Merger Agreement:
(i)	The bases for Citigroup’s arrival at the discount rates utilized in its Discounted Cash Flow Analysis.

(ii)	The bases for Houlihan Lokey’s arrival at the discount rates utilized in its Discounted Cash Flow Analysis.

(iii)	Whether the GTECH Board of Directors (the “Board”) interviewed any financial advisors other than Citigroup prior to retaining Citigroup, and whether and to what extent the Board considered Citigroup’s conflicts of interest in light of its recent services to Lottomatica S.p.A.

(iv)	The price Messrs. Turner and Patel deemed to be “acceptable” during discussions with the Board following Party A’s initial communication.

(v)	The “business risks associated with ongoing operations and industry trends” Messrs. Turner and Patel discussed with the Board following Party A’s initial communication.

(vi)	The value management had placed on GTECH as of August 2, 2005, when Messrs. Turner and Patel advised the Board “that a $35 per share price would be consistent with management’s valuation of GTECH,” and how that valuation compared to Citigroup’s at the same time.

(vii)	The specifics of Citigroup’s “updated financial analysis of GTECH” as presented to the Board on August 8, 2005, and how that analysis changed from prior analyses.

(viii)	The “other considerations relating to pursuing the possibility of a sale of GTECH” discussed by the Board on August 8, 2005.

(ix)	The factors Citigroup used to determine which potential bidders “had a credible interest” in acquiring GTECH, who would then be contacted at the Board’s request to negotiate confidentiality agreements, and the number of parties Citigroup advised the Board not to negotiate with.

(x)	The explanations given, if any, as to why no recipient of the process letter distributed by Citigroup, other than Party A, submitted a proposal with respect to the acquisition of GTECH.

(xi)	The reason(s) why the Board directed Citigroup to advise Party A that an agreement could be reached at a per share price of $35 a mere six days after Party A was asked to increase its offer to $36 per share.

(xii)	The comments by the Consortium to the draft merger agreement that were not accepted by Cravath Swaine & Moore LLP (“Cravath”).

(xiii)	The “outstanding issues” that were present as of October 24, 2005 between the Consortium and GTECH.

(xiv)	The “outstanding issues” that were present as of December 12, 2005 between the Consortium and GTECH.

(xv)	The “various conditions” proposed by Lottomatica on December 13, 2005.

(xvi)	The “outstanding issues” that were present between January 7, 2006 and January 9, 2006 between the Consortium and GTECH.

(xvii)	The specific negotiations that took place between GTECH and Lottomatica over the amount of the termination fee payable by GTECH in the merger agreement.
     WHEREAS, the Claire Partners’ complaint also requests disclosure of, inter alia, the following information:
(i)	The basis for Mr. Turner and Mr. Patel’s view, at the board meetings in the first week of August 2005, that “$35 would be consistent with management’s valuation of GTECH.”

(ii)	The long-term impact of the “significant acquisition of a gaming solutions company” that Mr. Turner and Mr. Patel discussed at the August 2, 2005 board meeting.

(iii)	The basis for the board’s determination at the August 8, 2005 and August 11, 2005 board meeting that “it was [not] necessarily in the best interest of GTECH’s stockholders to sell the company.”

(iv)	The basis of the board’s decision to inform the Consortium that it would be willing to engage in negotiations for a sale of the Company at $36 per share.

(v)	Efforts by the board to get a price higher than $35 per share from Lottomatica.

(vi)	Effect of the updated business plan presented at the December 12, 2005 board meeting on (a) the efforts to sell the Company and (b) the proposed price per share of $35.

(vii)	The criteria used by Citigroup to identify the potential strategic parties and financial sponsors who might be interested in acquiring GTECH.

(viii)	With regard to Citigroup’s Discounted Cash Flow Analysis, (a) the methodology utilized by Citigroup to arrive at multiples ranging from 7.0x to 8.5x in order to calculate GTECH’s terminal value at the end of fiscal year 2011; (b) the methodology used by Citigroup to arrive at weighted average costs of capital ranging from 7% to 8% and (c) whether Citigroup received any other updates on estimates from management after November 21, 2005, including whether Citigroup received any information in connection with the updated business plan that management presented to the Company’s board of directors on December 12, 2005, and if yes, whether Citigroup conducted any additional analysis based on that information.

(ix)	The amount of fees that Citigroup has received from Lottomatica, including any of its subsidiaries or affiliates, for services rendered in the past two years.

(x)	The amount of fees that Citigroup anticipates receiving from Lottomatica, including any of its subsidiaries or affiliates, for its anticipated future.

(xi)	With regard to Houlihan Lokey’s Market Multiple Approach analysis (a) the criteria used by Houlihan Lokey to select the companies it analyzed for this analysis. and (b) whether Houlihan Lokey conducted any analysis based on the trading prices of GTECH’s common stock after September 12, 2005.

(xii)	With regard to Houlihan Lokey’s Discounted Cash Flow analysis, the methodology used by Houlihan Lokey to arrive at a discount rate of 8.5% to 9.5% and a range of terminal value multiples of 7.5x to 8.5x.

(xiii)	With regard to Houlihan Lokey’s Merger and Acquisition Transaction Approach analysis (i) the criteria used by Houlihan Lokey to select the transactions it analyzed for this analysis.

(xiv)	The amount of fees that Houlihan Lokey has received from Lottomatica, including any of its subsidiaries or affiliates, for services rendered in the past two years.

(xv)	The amount of fees that Houlihan Lokey anticipates receiving from Lottomatica, including any of its subsidiaries or affiliates, for its anticipated future.
     WHEREAS, the Parties engaged in lengthy discussions pertaining to the production of documents by the GTECH Defendants.
     WHEREAS, the Parties executed a temporary confidentiality letter, and later negotiated and agreed upon a formal confidentiality agreement governing document disclosure and production pursuant to which the GTECH Defendants agreed to produce documents pertaining to the Merger and the Merger Agreement (the “Confidentiality Agreement”).
     WHEREAS, shortly thereafter, the GTECH Defendants produced approximately 12,205 pages of documents to Plaintiffs’ Counsel.
     WHEREAS, following the receipt of the documents by counsel for Plaintiffs, the Parties engaged in negotiations pursuant to which the GTECH Defendants agreed to make supplemental disclosures to GTECH shareholders, as described in more detail in paragraph B(2.1) below.
     WHEREAS, on April 26, 2006, all Parties to the Claire Partners and Sellite actions (except Lottomatica which has not been served) jointly moved to consolidate the actions for all purposes.
     WHEREAS, on May 19, 2006 and May 23, 2006, Plaintiffs took the respective depositions of Stavros Tsibiridis, a Managing Director of Citigroup Global Markets Inc., and Robert M. Dewey Jr., GTECH’s Chairman of the Board, to confirm the fairness of the proposed Settlement to the class. Having taken those depositions and reviewed the documents that were produced, Plaintiffs have concluded that this settlement is fair, adequate and reasonable.
     WHEREAS, the Parties recognize the tremendous time and expense that would be incurred by further litigation in this matter and the uncertainties inherent in any such litigation.
     WHEREAS, the Parties have concluded that their interests would be best served by a settlement of the litigation herein.

     WHEREAS, the GTECH Defendants have denied, and continue to deny, that Defendants have committed any wrongdoing.
B. TERMS OF THE STIPULATION AND AGREEMENT OF SETTLEMENT
     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (for themselves and the Settlement Class Members) and the GTECH Defendants, by and through their attorneys of record, that, subject to the approval of the Court, the Action and the Released Claims shall be finally and fully compromised, settled and released, and the Action shall be dismissed with prejudice, as to all Parties, upon and subject to the terms and conditions of the Stipulation as follows:
     1. Definitions
     As used in the Stipulation the following terms have the meanings specified below:
     1.1 “Action” means the actions entitled Ralph Sellite v. GTECH Holdings Corp., et. al., K.C. No. 06-0029 and Claire Partners v. W. Bruce Turner et. al., K.C. No. 06-202, which were consolidated on May 19, 2006.
     1.2 “Defendants” means the GTECH Defendants (as defined below) and Lottomatica (as defined below).
     1.3 “Effective Date” or “Effective Date of the Settlement” shall be the earliest business day after the occurrence of all of the events specified in ¶6.
     1.4 “Final Order and Judgment” means the judgment approving the Stipulation to be rendered by the Court, substantially in the form of Exhibit C attached hereto.
     1.5 “GTECH” means GTECH Holdings Corporation and any of its predecessors, successors, parents, subsidiaries, divisions or affiliates.

     1.6 “GTECH Defendants” means GTECH Holdings Corporation and the Individual Defendants (as defined below).
     1.7 “Individual Defendants” means W. Bruce Turner, Robert M. Dewey, Jr., Paget L. Alves, Christine M. Cournoyer, Burnett W. Donoho, The RT. Hon. Sir Jeremy Hanley KCMG, Philip R. Lochner, Jr., James F. McCann, and Anthony Ruys.
     1.8 “Lottomatica” means Lottomatica S.p.A. and any of its predecessors, successors, parents, subsidiaries, divisions or affiliates.
     1.9 “Merger” or “Merger Agreement” means the agreement pursuant to which Lottomatica will acquire GTECH for $35.00 in cash per outstanding GTECH share, subject to certain exceptions.
     1.10 “Notice” means the Notice of Pendency and Proposed Settlement of Class Action substantially in the form of Exhibit B as attached hereto or as modified pursuant to agreement of the Parties.
     1.11 “Parties” means, collectively, each of the GTECH Defendants and Plaintiffs on behalf of themselves and the members of the Settlement Class.
     1.12 “Person” means any individual, corporation, partnership, limited partnership, limited liability company or partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, or business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
     1.13 “Plaintiffs” mean Ralph Sellite and Claire Partners.
     1.14 “Plaintiffs’ Counsel” means The Brualdi Law Firm, 29 Broadway, Suite 2400, New York, New York 10006; Lerach Coughlin Stoia Geller Rudman & Robbins,

LLP 197 S. Federal Highway, Suite 200, Boca Raton, Florida 33432; Barry J. Kusinitz, 155 South Main Street, Suite 405, Providence, Rhode Island 02903; and Stephen E. Breggia, Breggia Bowen & Grande, 395 Smith Street, Providence, Rhode Island 02908.
     1.15 “Released Claims” shall mean all claims and rights, whether known or unknown, against the Defendants and their corresponding Released Parties, belonging to Plaintiffs and any or all members of the putative class and their present or past heirs, executors, estates, administrators, predecessors, successors, assigns, parents, subsidiaries, associates, affiliates, employers, employees, agents, consultants, insurers, directors, managing directors, officers, partners, principals, members, attorneys, accountants, financial and other advisors, investment bankers, underwriters, lenders, and any other representatives of any of these persons and entities (including, without limitation, any claims, whether direct, derivative, representative or in any other capacity, arising under federal, state, local, statutory or common law or any other law, rule or regulation, including the law of any jurisdiction outside of the United States) that relate in any way to any violation of state, federal or any foreign country’s securities laws, any misstatement or omission, any breach of duty, any negligence or fraud (or any other alleged wrongdoing or misconduct) and relating in any way to the Merger; or any other claims relating to the Merger, the fiduciary and other duties owed by Defendants to shareholders of GTECH in connection therewith, Defendants’ disclosure obligations under federal, state or any other law in connection with the Merger, and any other claim (other than claims for appraisal) related in any way to any of the foregoing. Shareholder claims for appraisal of their shares pursuant to Section 262 of the Delaware General Corporation Law, and claims to enforce the Settlement are excluded from this release.

     1.16 “Released Parties” means the GTECH Defendants, Lottomatica, De Agostini, and all of their present or past heirs, executors, estates, administrators, predecessors, successors, assigns, parents, subsidiaries, associates, affiliates, employees, agents, consultants, insurers, directors, managing directors, officers, partners, principals, members, attorneys, accountants, financial and other advisors, investment bankers, underwriters, lenders, and any other representatives of any of these persons or entities.
     1.17 “Scheduling Order” means the proposed order substantially in the form of Exhibit A as attached hereto.
     1.18 “Settled Claims” means the Released Claims against the Released Parties.
     1.19 “Settlement” means the settlement contemplated by this Stipulation.
     1.20 “Settlement Class” means all persons or entities who owned GTECH common stock on January 10, 2006, and all of their successors in interest and transferees, immediate and remote, through and including the closing of the Merger and Merger Agreement, but not Defendants and persons or entities related to or affiliated with Defendants.
     1.21 “Settlement Class Member” or “Member of the Settlement Class” mean any person who falls within the definition of the Settlement Class as set forth in ¶ 1.20 herein.
     1.22 “Settlement Hearing” means the final hearing to be held by the Court to determine whether the Settlement should be approved as fair, reasonable and adequate.
     1.23 “Unknown Claims” means claims that Defendants, Plaintiffs, any or all members of the putative class, and any or all other persons and entities whose claims are being released, do not know or suspect to exist, which, if known by him, her or it, might affect his, her or its agreement to release the Released Parties, the Released Claims or Defendants’ Claims, or might affect his, her or its decision to object or not to object to the Settlement.
     2. The Settlement
     2.1 As consideration for the settlement, the GTECH Defendants disclosed the following information (the “Supplemental Disclosures”), which was sought in the February 27, 2006 letter by counsel for Plaintiff Sellite and/or in Plaintiff Claire Partners’ complaint, in the definitive proxy statement which GTECH filed with the SEC and circulated to GTECH’s shareholders in connection with seeking shareholders’ vote on the Merger Agreement on or about May 8, 2006 (the “Definitive Proxy Statement”):
(i)	The basis for Mr. Turner and Mr. Patel’s view, at the board meetings in the first week of August 2005, that “$35 would be consistent with management’s valuation of GTECH.”

(ii)	The long-term impact of the “significant acquisition of a gaming solutions company” that Mr. Turner and Mr. Patel discussed at the August 2, 2005 board meeting.

(iii)	The basis for the board’s determination at the August 8, 2005 and August 11, 2005 board meeting that “it was [not] necessarily in the best interest of GTECH’s stockholders to sell the company.”

(iv)	The basis of the board’s decision to inform the Consortium that it would be willing to engage in negotiations for a sale of the Company at $36 per share.

(v)	Efforts by the board to get a price higher than $35 per share from Lottomatica.

(vi)	Effect of the updated business plan presented at the December 12, 2005 board meeting on (a) the efforts to sell the Company and (b) the proposed price per share of $35.

(vii)	The criteria used by Citigroup to identify the potential strategic parties and financial sponsors who might be interested in acquiring GTECH.

(viii)	With regard to Citigroup’s Discounted Cash Flow Analysis, (a) the methodology utilized by Citigroup to arrive at multiples ranging from 7.0x to 8.5x in order to calculate GTECH’s terminal value at the end of fiscal year 2011; (b) the methodology used by Citigroup to arrive at weighted average costs of capital ranging from 7% to 8% and (c) whether Citigroup received any other updates on estimates from management after November 21, 2005, including whether Citigroup received any information in connection with the updated business plan that management presented to the Company’s board of directors on December 12, 2005, and if yes, whether Citigroup conducted any additional analysis based on that information.

(ix)	The amount of fees that Citigroup has received from Lottomatica, including any of its subsidiaries or affiliates, for services rendered in the past two years.

(x)	The amount of fees that Citigroup anticipates receiving from Lottomatica, including any of its subsidiaries or affiliates, for its anticipated future.

(xi)	With regard to Houlihan Lokey’s Market Multiple Approach analysis (a) the criteria used by Houlihan Lokey to select the companies it analyzed for this analysis and (b) whether Houlihan Lokey conducted any analysis based on the trading prices of GTECH’s common stock after September 12, 2005.

(xii)	With regard to Houlihan Lokey’s Merger and Acquisition Transaction Approach analysis (i) the criteria used by Houlihan Lokey to select the transactions it analyzed for this analysis.

(xiii)	With regard to Houlihan Lokey’s Discounted Cash Flow Analysis, the bases for Houlihan Lokey’s arrival at the discount rate.

(xiv)	The amount of fees that Houlihan Lokey has received from Lottomatica, including any of its subsidiaries or affiliates, for services rendered in the past two years.

(xv)	The amount of fees that Houlihan Lokey anticipates receiving from Lottomatica, including any of its subsidiaries or affiliates, for its anticipated future.

(xvi)	Whether the GTECH Board of Directors (the “Board”) interviewed any financial advisors other than Citigroup prior to retaining Citigroup, and whether and to what extent the Board considered Citigroup’s conflicts of interest in light of its recent services to Lottomatica S.p.A.

(xvii)	The price Messrs. Turner and Patel deemed to be “acceptable” during discussions with the Board following Party A’s initial communication.

(xviii)	The “business risks associated with ongoing operations and industry trends” Messrs. Turner and Patel discussed with the Board following Party A’s initial communication.

(xix)	The value management had placed on GTECH as of August 2, 2005, when Messrs. Turner and Patel advised the Board “that a $35 per share price would be consistent with management’s valuation of GTECH,” and how that valuation compared to Citigroup’s at the same time.

(xx)	The specifics of Citigroup’s “updated financial analysis of GTECH” as presented to the Board on August 8, 2005, and how that analysis changed from prior analyses.

(xxi)	The “other considerations relating to pursuing the possibility of a sale of GTECH” discussed by the Board on August 8, 2005.

(xxii)	The factors Citigroup used to determine which potential bidders “had a credible interest” in acquiring GTECH, who would then be contacted at the Board’s request to negotiate confidentiality agreements, and the number of parties Citigroup advised the Board not to negotiate with.

(xxiii)	The explanations given, if any, as to why no recipient of the process letter distributed by Citigroup, other than Party A, submitted a proposal with respect to the acquisition of GTECH.

(xiv)	The reason(s) why the Board directed Citigroup to advise Party A that an agreement could be reached at a per share price of $35 a mere six days after Party A was asked to increase its offer to $36 per share.

(xxv)	The comments by the Consortium to the draft merger agreement that were not accepted by Cravath Swaine & Moore LLP (“Cravath”).

(xxvi)	The “outstanding issues” that were present as of October 24, 2005 between the Consortium and GTECH.

(xxvii)	The “outstanding issues” that were present as of December 12, 2005 between the Consortium and GTECH.

(xxviii)	The “various conditions” proposed by Lottomatica on December 13, 2005.

(xxix)	The “outstanding issues” that were present between January 7, 2006 and January 9, 2006 between the Consortium and GTECH.

(xxx)	The specific negotiations that took place between GTECH and Lottomatica over the amount of the termination fee payable by GTECH in the merger agreement.
     2.2 The GTECH Defendants specifically acknowledge that the pendency and prosecution of the Action, the efforts of the Plaintiffs and Plaintiffs’ counsel, and the GTECH Defendants’ desire to settle the Action, were the sole cause of the GTECH Defendants’ agreement to make the additional disclosures detailed in paragraph 2.1.
     3. Notice Order and Settlement Hearing
     3.1 Within five (5) business days after execution of the Stipulation, the Parties shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of the Scheduling Order requesting, inter alia, certification of the Settlement Class pursuant to Rhode Island Superior Court Rules of Civil Procedure 23(a)(1)-(4) and 23(b)(1) and (2), preliminary approval of the Settlement set forth in the Stipulation, and approval for the mailing of the Notice (as defined in ¶1.10) which shall include the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing as defined in ¶ 1.22 above.

     3.2 The GTECH Defendants shall assume administrative responsibility for and pay the costs of giving whatever notice to the Settlement Class the Court requires. Counsel for the Parties shall cooperate to provide Notice to the Settlement Class in accordance with the Notice Order. Prior to the Settlement Hearing, the GTECH Defendants’ counsel shall file with the Court an appropriate affidavit or declaration with respect to preparing and mailing of the Notice to the Settlement Class.
     3.3 The Parties shall request that after Notice is given, the Court hold a Settlement Hearing and approve the settlement of the Action as set forth herein as soon as convenient for the Court.
     4. Releases
     4.1. Upon the Effective Date, Plaintiffs and each of the Members of the Settlement Class shall be deemed to have, and by operation of the Final Order and Judgment shall have fully, finally, and forever released, relinquished and discharged all Released Claims (including the Unknown Claims) against the Released Parties.
     4.2. Also, upon the Effective Date, Defendants and the Released Parties shall release Plaintiffs and their counsel from any and all claims, including unknown claims, against them arising out of or pertaining to the bringing and prosecution of the Action (“Defendants’ Claims”).
     4.3 Upon the Effective Date, Defendants, Plaintiffs, all Members of the Settlement Class, and all other persons and entities whose claims are being released, shall be deemed to have, and shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of § 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS, WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR
     4.4. Upon the Effective Date of the Settlement, Defendants, Plaintiffs, all members of the putative class, and all other persons and entities whose claims are being released, also shall be deemed to have, and shall have, waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, or the law of any jurisdiction outside of the United States, which is similar, comparable or equivalent to § 1542 of the California Civil Code. Plaintiffs, on behalf of the putative class, acknowledge that members of the putative class may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, on behalf of the putative class, fully, finally and forever to settle and release the Released Claims, including Unknown Claims, as that term is defined herein.
     5. Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses
     The GTECH Defendants acknowledge that Plaintiffs’ Counsel have a claim for attorneys’ fees and reimbursement of expenses in this action based upon the benefits which the settlement has and will provide to GTECH’s public stockholders, and that, rather than continuing to litigate this issue, the Parties (after negotiating the other elements of the settlement) agreed that, subject to Court approval of the settlement, GTECH will cause to be paid to Plaintiffs’ Counsel the sum of $700,000.00 in settlement of this claim for attorneys’ fees and expenses. The payment of this amount in settlement of this claim for attorneys’ fees and expenses will be made by GTECH within five (5) days after the date on which an order and final judgment approving the Settlement is entered by the trial Court, subject to Plaintiffs’ Counsel’s joint and several obligations to make refunds or repayment to the Company or its successor in interest if, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or costs award is reduced or reversed. Notwithstanding the preceding sentence, the payments shall not be required to be made unless and until one business day following: (i) the Merger being approved by GTECH shareholders; and (ii) the closing of the Merger occurs. The fee and expense award will not be paid out of amounts that would otherwise have been paid to GTECH’s public stockholders. At the time the fees and expenses are paid they shall be paid by check made payable to The Brualdi Law Firm as receiving agent for Plaintiffs’ Counsel. The GTECH Defendants will not appeal from any order with respect to the award of attorneys’ fees and expenses provided that such fees and expenses do not exceed $700,000.00 and agree not to oppose Plaintiffs’ Counsel’s entitlement to this fee both at the trial court and on any appeal by class members.
     6. Conditions of Settlement, Effect of Disapproval, Cancellation or Termination
     The consummation of the Settlement is subject to and contingent upon the occurrence of each of the following events:
(a)	The Court’s final approval of the Settlement Agreement and entry of the Final Order and Judgment (substantially in the form submitted by the Parties or as modified pursuant to an agreement by all Parties and including certification by the Court of a class as described in paragraph 3.1 above);

(b)	The Final Order and Judgment becoming final, which shall occur one business day following the later of the following events: (i) the date upon which the time expires for filing or noticing any appeal of the Final Order and Judgment to be provided for in the Settlement Agreement and (ii) if there is an appeal or appeals, the completion, in a manner that affirms and leaves in place the Final Order and Judgment without any material modification, of all proceedings arising out of the appeal or appeals (including, but not limited to, the expiration of all deadlines for motions for reconsideration, all proceedings ordered on remand, and all proceedings arising out of any subsequent appeal or appeals following decisions on remand); and

(c)	Approval of the Merger by GTECH shareholders and the closing of the Merger.
     E. MISCELLANEOUS PROVISIONS
     7.1 The Parties: (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation in a timely manner and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation to the extent permitted by law and in accord with their respective fiduciary duties.
     7.2 The Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to this Action. The Settlement compromises claims that are contested and shall not be deemed an admission by any of the Parties as to the merits of any claim or defense. The Parties agree that the Settlement was negotiated in good faith by the Parties, and reflects a settlement that was reached voluntarily after consultation with competent legal counsel. The Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that this Action was brought or defended in bad faith or without a reasonable basis.
     7.3 Plaintiffs will not aid other individuals or classes that may file lawsuits against the GTECH Defendants (concerning the allegations of this Action) in the future. Notwithstanding the above, this paragraph does not apply to any aid that may be given to any governmental authority, nor does it prohibit plaintiffs from responding to any subpoena or legal process.
     7.4 Neither the Stipulation nor the Settlement contained therein, nor any negotiations, discussions and proceedings in connection with the Stipulation, shall constitute any evidence, or any admission by any of Defendants or the Released Parties, that any acts of wrongdoing have been committed and shall not be deemed to create any inference that there is any liability on the part of any of Defendants or the Released Parties. The Stipulation and all negotiations, discussions and proceedings in connection with this Stipulation shall not be offered or received in evidence or used for any other purpose in this or any other proceeding in any court, administrative agency, arbitration forum or other tribunal other than as may be necessary to enforce the terms of the Stipulation. The Parties also agree to cooperate to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any Member of the Settlement Class in any other litigation against any of the Parties that challenges the Settlement, the Merger Agreement, the Merger or otherwise involves a Settled Claim.

     7.5 All of the exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
     7.6 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors in interest.
     7.7 The Stipulation and the exhibits attached hereto constitute the entire agreement among the Parties and no representations, warranties or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.
     7.8 Plaintiffs’ Counsel, on behalf of the Settlement Class, are expressly authorized by the Plaintiffs to take all appropriate actions required or permitted to be taken by the Settlement Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Settlement Class which they deem appropriate.
     7.9 Each counsel or other person executing the Stipulation or any of its exhibits on behalf of any party hereto hereby warrants that such person has the full authority to do so.
     7.10 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.
     7.11 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties.

     7.12 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.
     7.13 The Stipulation and the exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Rhode Island, and the rights and obligations of the Parties shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Rhode Island without giving effect to that state’s choice of law principles.
     7.14 All agreements made and orders entered during the course of this Action relating to the confidentiality of information shall survive the Stipulation.
     IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of June 2, 2006.

Dated: June 2, 2006	THE BRUALDI LAW FIRM
By:
Richard Brualdi
29 Broadway, 24th Floor New York, NY 10006 (212) 952-0602

Attorneys for Plaintiff Claire Partners and the Putative Class LERACH COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP
By:
Jonathan M. Stein

Stuart A. Davidson
197 S. Federal Highway, Suite 200
Boca Raton, Florida 33432
(561) 750-3000
Attorneys for Plaintiff Ralph
Sellite and the Putative Class

CRAVATH, SWAINE & MOORE LLP
By:
Michael A. Paskin
Michael T. Reynolds 825 Eighth Avenue New York, NY 10019 (212) 474-1000

Attorneys for Defendants W. Bruce Turner,Robert M. Dewey, Jr., Paget L. Alves, Christine M. Cournoyer, Burnett W. Donoho, The Rt. Hon. Sir Jeremy Hanley, KCMG, Philip P. Lochner, Jr., James F. McCann, Anthony Ruys, and GTECH Holdings Corporation

STATE OF RHODE ISLAND KENT COUNTY	SUPERIOR COURT

x
IN RE: GTECH HOLDINGS CORPORATION	:	KC 06-202
SHAREHOLDERS LITIGATION	:
x
(EXHIBIT A)
ORDER PRELIMINARILY APPROVING SETTLEMENT
AND PROVIDING FOR NOTICE
     WHEREAS two class actions are pending before the Court entitled Ralph Sellite v. GTECH Holdings Corp., et. al., K.C. No. 06-0029 and Claire Partners v. W. Bruce Turner et. al., K.C. No. 06-202 (collectively the “Action”);
     WHEREAS the parties have applied for an order approving the settlement of the Action, in accordance with a Stipulation of Settlement dated as of June 2, 2006 (the “Stipulation”), which sets forth the terms and conditions for a proposed settlement of the Action and for dismissal of the Action with prejudice upon the terms and conditions set forth therein; and the Court has read and considered the Stipulation and the exhibits annexed thereto; and
     WHEREAS all defined terms contained herein shall have the same meanings as set forth in the Stipulation.
NOW, THEREFORE, IT IS HEREBY ORDERED:
     1. Pursuant to Rhode Island Superior Court Rules of Civil Procedure 23(a)(1)-(4) and 23(b)(1) and (2), the Court hereby certifies, for purposes of effectuating this settlement only, a settlement class of all persons or entities who owned GTECH Holdings Corporation (“GTECH”) common stock on January 10, 2006, and all of their successors in interest and transferees, immediate and remote, through and including the closing of the Merger and Merger Agreement (as defined in ¶ 1.9 of the Stipulation), but not Defendants and persons or entities related to or affiliated with Defendants.
     2. With respect to the Settlement Class, this Court preliminarily finds and concludes that: (a) the class is so numerous that joinder of all members is impracticable; (b) there are questions of fact or law common to the class, which common questions predominate over any questions affecting only individual members; (c) Plaintiffs will fairly and adequately protect the interest of the class; and (d) a class action is an appropriate method for the fair and efficient adjudication of the controversy.
     3. The Court does hereby preliminarily approve the Stipulation and the settlement set forth therein, subject to further consideration at the Settlement Hearing described below.
     4. A hearing (the “Settlement Hearing”) shall be held before this Court on ___, 2006, at ___:00 _.m., before the Honorable O. Rogeriee Thompson at the Kent County Superior Court, Rhode Island, Leighton Judicial Complex, 222 Quaker Lane, Warwick, Rhode Island 02886, to determine whether the proposed settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to the Settlement Class and should be approved by the Court; and whether a Final Order and Judgment as provided in the Stipulation should be entered herein. The Court may adjourn the Settlement Hearing without further notice to the Members of the Settlement Class.
     5. The Court approves, as to form and content, the Notice of Pendency and Proposed Settlement of Class Action (the “Notice”), annexed as Exhibit B to the Stipulation, for publication and finds that the mailing and distribution of the Notice

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substantially in the manner and form set forth in ¶¶ 6 and 7 of this Order meets the requirements of Rhode Island Superior Court Rule of Civil Procedure 23(d) and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all persons entitled thereto.
     6. Counsel for the GTECH Defendants are hereby ordered to supervise and administer the notice procedure as more fully set forth below.
          (a) Not later than four (4) calendar days after the date of entry of this Order (the “Notice Date”), the GTECH Defendants shall cause a copy of the Notice substantially in the form annexed to the Stipulation as Exhibit B to be mailed by first class mail to all Members of the Settlement Class who can be identified with reasonable effort as being members of the class; and
          (b) At least seven (7) calendar days prior to the Settlement Hearing, counsel for the GTECH Defendants shall file with the Court proof, by affidavit or declaration, of such mailing and publishing.
     7. Nominees who held GTECH common stock as of January 10, 2006, or at any time thereafter through and including ___, for the beneficial ownership of another shall mail the Notice to all such beneficial owners of such stock within seven (7) calendar days after receipt thereof.
     8. All Members of the Settlement Class shall be bound by all determinations and judgments in the Action concerning the settlement, whether favorable or unfavorable to the Settlement Class.
     9. Any Settlement Class Member may enter an appearance in the Action, at his, her or its or her own expense, individually or through counsel of his, her or its own

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choice. If the Settlement Class Member does not enter an appearance, he, she or it will be represented by Plaintiffs’ Counsel.
     10. Any Member of the Settlement Class may appear and show cause, if he, she or it has any reason why the proposed settlement of the Action should or should not be approved as fair, reasonable and adequate, or why the Final Order and Judgment should or should not be entered thereon provided, however, that no Settlement Class Member shall be heard or entitled to contest the approval of the terms and conditions of the proposed settlement or, if approved, the Final Order and Judgment to be entered thereon approving the same unless that person has delivered by hand or sent by first class mail written objections and copies of any papers and briefs, such that they are received on or before fourteen (14) calendar days before the Settlement Hearing by Jonathan Stein, Lerach Coughlin Stoia Geller Rudman & Robbins, LLP, 197 S. Federal Highway, Suite 200, Boca Raton, Florida 33432 and Michael A. Paskin, Cravath, Swaine & Moore, LLP, 825 Eighth Avenue, New York, New York 10019, and filed said objections, papers and briefs with the Clerk for the Circuit Court for the Kent County Superior Court, Leighton Judicial Complex, 222 Quaker Lane, Warwick, Rhode Island 02886, on or before the same date. Any Member of the Settlement Class who does not make his, her or its objection in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed settlement as incorporated in the Stipulation unless otherwise ordered by the Court.
     11. All papers including memoranda or briefs in support of the settlement shall be filed and served seven (7) calendar days prior to the Settlement Hearing.

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     12. Neither the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by Defendants of the truth of any of the allegations in the Action, or of any liability, fault, or wrongdoing of any kind.
     13. The Court reserves the right to adjourn the date of the Settlement Hearing without further notice to the Members of the Settlement Class, and retains jurisdiction to consider all further applications arising out of or connected with the proposed settlement. The Court may approve the settlement, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to the Settlement Class.

IT IS SO ORDERED.

Dated:

Superior Court Judge

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STATE OF RHODE ISLAND KENT COUNTY	SUPERIOR COURT

x
IN RE: GTECH HOLDINGS CORPORATION	:	KC 06-202
SHAREHOLDERS LITIGATION	:
x
(EXHIBIT B)
NOTICE OF PENDENCY AND
PROPOSED SETTLEMENT OF CLASS ACTION

TO:	ALL PERSONS AND ENTITIES WHO OWNED GTECH HOLDINGS CORPORATION (“GTECH”) COMMON STOCK ON JANUARY 10, 2006, AND ALL OF THEIR SUCCESSORS IN INTEREST AND TRANSFEREES, IMMEDIATE AND REMOTE, THROUGH AND INCLUDING THE CLOSING OF THE MERGER AND MERGER AGREEMENT, BUT NOT DEFENDANTS AND PERSONS OR ENTITIES RELATED TO OR AFFILIATED WITH DEFENDANTS.
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THIS CLASS ACTION AND, IF YOU ARE A CLASS MEMBER, CONTAINS IMPORTANT INFORMATION AS TO YOUR RIGHTS CONCERNING THE SETTLEMENT DESCRIBED BELOW.
I. PURPOSE OF THIS NOTICE
     This notice (the “Notice”) is given pursuant to an Order of the Kent County, Rhode Island Superior Court, (the “Court”) entered in the above-captioned action on ___, 2006 (the “Scheduling Order”). The purpose of this Notice is to inform you of the pendency and proposed settlement of the above-captioned action (the “Action”)(the “Settlement”), and the Court’s conditional certification of a class (the

“Class”) for purposes of the Settlement, and to notify you of your right to participate in a hearing to be held on ___, 2006 at ___ ___.m., before the Court at the Kent County Courthouse, Leighton Judicial Complex, 222 Quaker Lane, Warwick, Rhode Island 02886 (the “Settlement Hearing”) to determine whether the Court should approve the Settlement as fair, reasonable, adequate and in the best interests of the Class; whether the Class should be permanently certified pursuant to Rhode Island Superior Court Rules of Civil Procedure 23(a)(1) – (4) and 23(b)(1) and (2); and whether a judgment should be entered dismissing the Action with prejudice on the merits and releasing all Released Parties from all Settled Claims (the “Final Order and Judgment”). (All terms not defined herein shall have the meanings set forth in the parties’ Stipulation of Settlement dated June 2, 2006 (the “Stipulation”).)
     The Court has determined that for purposes of the Settlement only, the Action shall be conditionally maintained as a class action under Rhode Island Superior Court Rules of Civil Procedure 23(a)(1) – (4) and 23(b)(1) and (2) on behalf of the Class. At the Settlement Hearing, the Court will also consider whether the Class should be permanently certified pursuant to Rhode Island Superior Court Rules of Civil Procedure 23(a)(1) – (4) and 23(b)(1) and (2) and whether plaintiffs and their counsel have adequately represented the Class.
     This Notice describes the rights that you may have pursuant to the Settlement and what steps you may, but are not required to, take in relation to the Settlement.
     If the Court approves the Settlement, the parties will ask the Court at the Settlement Hearing to enter the Final Order and Judgment.

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     The Court has reserved the right to adjourn the Settlement Hearing without further notice to the Class other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without further notice to the members of the Class.
II. HISTORY AND BACKGROUND OF THE SETTLEMENT
THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON THE STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.
     On January 10, 2006, Lottomatica S.p.A. (“Lottomatica”); De Agostini S.p.A. (“De Agostini”), Lottomatica’s majority shareholder; and GTECH announced that Lottomatica and GTECH had entered into an agreement (the “Merger Agreement”) pursuant to which Lottomatica will acquire GTECH for $35.00 in cash per outstanding GTECH share, subject to certain exceptions (the “Merger”).
     Plaintiffs Ralph Sellite and Claire Partners (collectively “Plaintiffs”), respectively commenced separate actions on behalf of GTECH public stockholders against GTECH and its directors (the “GTECH Defendants”) (together with Plaintiffs the “Parties”) and, in Claire Partners’ case, Lottomatica (collectively with the GTECH Defendants, the “Defendants”) challenging the Merger and Merger Agreement (collectively the “Action”).
     The Action challenges the Merger and Merger Agreement and alleges, inter alia, that Defendants breached their fiduciary duties, and/or aided and abetted other Defendants’ breaches of their fiduciary duties by failing to obtain adequate consideration for GTECH’s shareholders.

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     On February 27, 2006, following a review of the preliminary proxy statement filed by GTECH on February 23, 2006, counsel for Plaintiff Ralph Sellite sent a letter to counsel for the GTECH Defendants requesting the disclosure of, inter alia, the following additional information to GTECH shareholders concerning the Merger and Merger Agreement:
(i)	The bases for Citigroup’s arrival at the discount rates utilized in its Discounted Cash Flow Analysis.

(ii)	The bases for Houlihan Lokey’s arrival at the discount rates utilized in its Discounted Cash Flow Analysis.

(iii)	Whether the GTECH Board of Directors (the “Board”) interviewed any financial advisors other than Citigroup prior to retaining Citigroup, and whether and to what extent the Board considered Citigroup’s conflicts of interest in light of its recent services to Lottomatica S.p.A.

(iv)	The price Messrs. Turner and Patel deemed to be “acceptable” during discussions with the Board following Party A’s initial communication.

(v)	The “business risks associated with ongoing operations and industry trends” Messrs. Turner and Patel discussed with the Board following Party A’s initial communication.

(vi)	The value management had placed on GTECH as of August 2, 2005, when Messrs. Turner and Patel advised the Board “that a $35 per share price would be consistent with management’s valuation of GTECH,” and how that valuation compared to Citigroup’s at the same time.

(vii)	The specifics of Citigroup’s “updated financial analysis of GTECH” as presented to the Board on August 8, 2005, and how that analysis changed from prior analyses.

(viii)	The “other considerations relating to pursuing the possibility of a sale of GTECH” discussed by the Board on August 8, 2005.

(ix)	The factors Citigroup used to determine which potential bidders “had a credible interest” in acquiring GTECH, who would then be contacted at the Board’s request to negotiate

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confidentiality agreements, and the number of parties Citigroup advised the Board not to negotiate with.

(x)	The explanations given, if any, as to why no recipient of the process letter distributed by Citigroup, other than Party A, submitted a proposal with respect to the acquisition of GTECH.

(xi)	The reason(s) why the Board directed Citigroup to advise Party A that an agreement could be reached at a per share price of $35 a mere six days after Party A was asked to increase its offer to $36 per share.

(xii)	The comments by the Consortium to the draft merger agreement that were not accepted by Cravath Swaine & Moore LLP (“Cravath”).

(xiii)	The “outstanding issues” that were present as of October 24, 2005 between the Consortium and GTECH.

(xiv)	The “outstanding issues” that were present as of December 12, 2005 between the Consortium and GTECH.

(xv)	The “various conditions” proposed by Lottomatica on December 13, 2005.

(xvi)	The “outstanding issues” that were present between January 7, 2006 and January 9, 2006 between the Consortium and GTECH.

(xvii)	The specific negotiations that took place between GTECH and Lottomatica over the amount of the termination fee payable by GTECH in the merger agreement.
     The Claire Partners’ complaint also requests disclosure of, inter alia, the following information:
(i)	The basis for Mr. Turner and Mr. Patel’s view, at the board meetings in the first week of August 2005, that “$35 would be consistent with management’s valuation of GTECH.”

(ii)	The long-term impact of the “significant acquisition of a gaming solutions company” that Mr. Turner and Mr. Patel discussed at the August 2, 2005 board meeting.

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(iii)	The basis for the board’s determination at the August 8, 2005 and August 11, 2005 board meeting that “it was [not] necessarily in the best interest of GTECH’s stockholders to sell the company.”

(iv)	The basis of the board’s decision to inform the Consortium that it would be willing to engage in negotiations for a sale of the Company at $36 per share.

(v)	Efforts by the board to get a price higher than $35 per share from Lottomatica.

(vi)	Effect of the updated business plan presented at the December 12, 2005 board meeting on (a) the efforts to sell the Company and (b) the proposed price per share of $35.

(vii)	The criteria used by Citigroup to identify the potential strategic parties and financial sponsors who might be interested in acquiring GTECH.

(viii)	With regard to Citigroup’s Discounted Cash Flow Analysis, (a) the methodology utilized by Citigroup to arrive at multiples ranging from 7.0x to 8.5x in order to calculate GTECH’s terminal value at the end of fiscal year 2011; (b) the methodology used by Citigroup to arrive at weighted average costs of capital ranging from 7% to 8% and (c) whether Citigroup received any other updates on estimates from management after November 21, 2005, including whether Citigroup received any information in connection with the updated business plan that management presented to the Company’s board of directors on December 12, 2005, and if yes, whether Citigroup conducted any additional analysis based on that information.

(ix)	The amount of fees that Citigroup has received from Lottomatica, including any of its subsidiaries or affiliates, for services rendered in the past two years.

(x)	The amount of fees that Citigroup anticipates receiving from Lottomatica, including any of its subsidiaries or affiliates, for its anticipated future.

(xi)	With regard to Houlihan Lokey’s Market Multiple Approach analysis (a) the criteria used by Houlihan Lokey to select the companies it analyzed for this analysis. and (b) whether Houlihan Lokey conducted any analysis based on

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the trading prices of GTECH’s common stock after September 12, 2005.

(xii)	With regard to Houlihan Lokey’s Discounted Cash Flow analysis, the methodology used by Houlihan Lokey to arrive at a discount rate of 8.5% to 9.5% and a range of terminal value multiples of 7.5x to 8.5x.

(xiii)	With regard to Houlihan Lokey’s Merger and Acquisition Transaction Approach analysis (i) the criteria used by Houlihan Lokey to select the transactions it analyzed for this analysis.

(xiv)	The amount of fees that Houlihan Lokey has received from Lottomatica, including any of its subsidiaries or affiliates, for services rendered in the past two year.

(xv)	The amount of fees that Houlihan Lokey anticipates receiving from Lottomatica, including any of its subsidiaries or affiliates, for its anticipated future.
     The Parties engaged in lengthy discussions pertaining to the production of documents by the GTECH Defendants.
     The Parties executed a temporary confidentiality letter, and later negotiated and agreed upon a formal confidentiality agreement governing document disclosure and production pursuant to which the GTECH Defendants agreed to produce documents pertaining to the Merger and the Merger Agreement (the “Confidentiality Agreement”).
     Shortly thereafter, the GTECH Defendants produced approximately 12,205 pages of documents to Plaintiffs’ Counsel.
     Following the receipt of the documents by counsel for Plaintiffs, the Parties engaged in negotiations pursuant to which the GTECH Defendants agreed to make supplemental disclosures to GTECH shareholders, as described in more detail in Section III(A) below.

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     On April 26, 2006, all Parties to the Claire Partners and Sellite actions (except Lottomatica, which has not been served) jointly moved to consolidate the actions for all purposes. That motion was granted on May 19, 2006.
     On May 19, 2006 and May 23, 2006 respectively, Plaintiffs took the depositions of Stavros Tsibiridis, a Managing Director of Citigroup Global Markets, Inc., and Robert M. Dewey, Jr., GTECH’s Chairman of the Board, to confirm the fairness of the proposed Settlement to the class.
     The Parties recognize the tremendous time and expense that would be incurred by further litigation in this matter and the uncertainties inherent in any such litigation.
     The Parties have concluded that their interests would be best served by a settlement of the litigation herein.
     The GTECH Defendants have denied, and continue to deny, that Defendants have committed any wrongdoing.
III. THE PROPOSED SETTLEMENT
A. Terms of the Proposed Settlement
     As consideration for the settlement, the GTECH Defendants disclosed the following information (the “Supplemental Disclosures”), which was sought in the February 27, 2006 letter by counsel for Plaintiff Sellite and/or in Plaintiff Claire Partners’ complaint, in the definitive proxy statement which GTECH filed with the SEC and circulated to GTECH’s shareholders in connection with seeking shareholders’ vote on the Merger Agreement on or about May 8, 2006 (the “Definitive Proxy Statement”):
(i)	The basis for Mr. Turner and Mr. Patel’s view, at the board meetings in the first week of August 2005, that “$35 would be consistent with management’s valuation of GTECH.”

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(ii)	The long-term impact of the “significant acquisition of a gaming solutions company” that Mr. Turner and Mr. Patel discussed at the August 2, 2005 board meeting.

(iii)	The basis for the board’s determination at the August 8, 2005 and August 11, 2005 board meeting that “it was [not] necessarily in the best interest of GTECH’s stockholders to sell the company.”

(iv)	The basis of the board’s decision to inform the Consortium that it would be willing to engage in negotiations for a sale of the Company at $36 per share.

(v)	Efforts by the board to get a price higher than $35 per share from Lottomatica.

(vi)	Effect of the updated business plan presented at the December 12, 2005 board meeting on (a) the efforts to sell the Company and (b) the proposed price per share of $35.

(vii)	The criteria used by Citigroup to identify the potential strategic parties and financial sponsors who might be interested in acquiring GTECH.

(viii)	With regard to Citigroup’s Discounted Cash Flow Analysis, (a) the methodology utilized by Citigroup to arrive at multiples ranging from 7.0x to 8.5x in order to calculate GTECH’s terminal value at the end of fiscal year 2011; (b) the methodology used by Citigroup to arrive at weighted average costs of capital ranging from 7% to 8% and (c) whether Citigroup received any other updates on estimates from management after November 21, 2005, including whether Citigroup received any information in connection with the updated business plan that management presented to the Company’s board of directors on December 12, 2005, and if yes, whether Citigroup conducted any additional analysis based on that information.

(ix)	The amount of fees that Citigroup has received from Lottomatica, including any of its subsidiaries or affiliates, for services rendered in the past two years.

(x)	The amount of fees that Citigroup anticipates receiving from Lottomatica, including any of its subsidiaries or affiliates, for its anticipated future.

9

(xi)	With regard to Houlihan Lokey’s Market Multiple Approach analysis (a) the criteria used by Houlihan Lokey to select the companies it analyzed for this analysis and (b) whether Houlihan Lokey conducted any analysis based on the trading prices of GTECH’s common stock after September 12, 2005.

(xii)	With regard to Houlihan Lokey’s Merger and Acquisition Transaction Approach analysis (i) the criteria used by Houlihan Lokey to select the transactions it analyzed for this analysis.

(xiii)	With regard to Houlihan Lokey’s Discounted Cash Flow Analysis, the bases for Houlihan Lokey’s arrival at the discount rate.

(xiv)	The amount of fees that Houlihan Lokey has received from Lottomatica, including any of its subsidiaries or affiliates, for services rendered in the past two years.

(xv)	The amount of fees that Houlihan Lokey anticipates receiving from Lottomatica, including any of its subsidiaries or affiliates, for its anticipated future.

(xvi)	Whether the GTECH Board of Directors (the “Board”) interviewed any financial advisors other than Citigroup prior to retaining Citigroup, and whether and to what extent the Board considered Citigroup’s conflicts of interest in light of its recent services to Lottomatica S.p.A.

(xvii)	The price Messrs. Turner and Patel deemed to be “acceptable” during discussions with the Board following Party A’s initial communication.

(xviii)	The “business risks associated with ongoing operations and industry trends” Messrs. Turner and Patel discussed with the Board following Party A’s initial communication.

(xix)	The value management had placed on GTECH as of August 2, 2005, when Messrs. Turner and Patel advised the Board “that a $35 per share price would be consistent with management’s valuation of GTECH,” and how that valuation compared to Citigroup’s at the same time.

(xx)	The specifics of Citigroup’s “updated financial analysis of GTECH” as presented to the Board on August 8, 2005, and how that analysis changed from prior analyses.

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(xxi)	The “other considerations relating to pursuing the possibility of a sale of GTECH” discussed by the Board on August 8, 2005.

(xxii)	The factors Citigroup used to determine which potential bidders “had a credible interest” in acquiring GTECH, who would then be contacted at the Board’s request to negotiate confidentiality agreements, and the number of parties Citigroup advised the Board not to negotiate with.

(xxiii)	The explanations given, if any, as to why no recipient of the process letter distributed by Citigroup, other than Party A, submitted a proposal with respect to the acquisition of GTECH.

(xiv)	The reason(s) why the Board directed Citigroup to advise Party A that an agreement could be reached at a per share price of $35 a mere six days after Party A was asked to increase its offer to $36 per share.

(xxv)	The comments by the Consortium to the draft merger agreement that were not accepted by Cravath Swaine & Moore LLP (“Cravath”).

(xxvi)	The “outstanding issues” that were present as of October 24, 2005 between the Consortium and GTECH.

(xxvii)	The “outstanding issues” that were present as of December 12, 2005 between the Consortium and GTECH.

(xxviii)	The “various conditions” proposed by Lottomatica on December 13, 2005.

(xxix)	The “outstanding issues” that were present between January 7, 2006 and January 9, 2006 between the Consortium and GTECH.

(xxx)	The specific negotiations that took place between GTECH and Lottomatica over the amount of the termination fee payable by GTECH in the merger agreement.
     The GTECH Defendants specifically acknowledge that the pendency and prosecution of the Action, the efforts of the Plaintiffs and Plaintiffs’ counsel, and the GTECH Defendants’ desire to settle the Action, were the sole cause of the GTECH

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Defendants’ agreement to make the additional disclosures detailed in the paragraph above.

IV.	FINAL ORDER AND JUDGMENT: RELEASE AND DISMISSAL OF CLAIMS
     If, after the Settlement Hearing provided for herein, the Court approves the Settlement, the parties shall jointly ask the Court to enter a Final Order and Judgment, which will, among other things:
     (a) certify, for purposes of effectuating the Settlement only, the Action as a class action pursuant to Rhode Island Superior Court Rules 23(a)(1)-(4) and 23(b)(1) and (2), certify and define the Class, and confirm the appointment of plaintiffs Ralph Sellite and Claire Partners as representatives of the Class and the appointment of plaintiffs’ counsel as counsel for the Class;
     (b) approve the Settlement set forth in the Stipulation and find that said Settlement is, in all respects, fair, reasonable and adequate to each of the Settling Parties;
     (c) authorize and direct performance of the Settlement in accordance with its terms and conditions and reserve jurisdiction to supervise the consummation of the Settlement;
     (d) dismissing the Action with prejudice and without costs to any party (except as otherwise set forth in the Stipulation);
     (e) releasing the following claims (the “Released Claims”) with respect to the Released Parties, except as may exist with respect to claims belonging to the Defendants against their insurers: all claims and rights, whether known or unknown, against the Defendants and their corresponding Released Parties, belonging to Plaintiffs and any or all members of the putative class and their present or past heirs, executors, estates,

12

administrators, predecessors, successors, assigns, parents, subsidiaries, associates, affiliates, employers, employees, agents, consultants, insurers, directors, managing directors, officers, partners, principals, members, attorneys, accountants, financial and other advisors, investment bankers, underwriters, lenders, and any other representatives of any of these persons and entities (including, without limitation, any claims, whether direct, derivative, representative or in any other capacity, arising under federal, state, local, statutory or common law or any other law, rule or regulation, including the law of any jurisdiction outside of the United States) that relate in any way to any violation of state, federal or any foreign country’s securities laws, any misstatement or omission, any breach of duty, any negligence or fraud (or any other alleged wrongdoing or misconduct) and relating in any way to the Merger; or any other claims relating to the Merger, the fiduciary and other duties owed by Defendants to shareholders of GTECH in connection therewith, Defendants’ disclosure obligations under federal, state or any other law in connection with the Merger, and any other claim (other than claims for appraisal) related in any way to any of the foregoing. Shareholder claims for appraisal of their shares pursuant to Section 262 of the Delaware General Corporation Law, and claims to enforce the Settlement are excluded from this release;
     (f) forever bar and enjoin all members of the Settlement Class from prosecuting the Released Claims (including the Unknown Claims) against the Parties;
     (g) reserve jurisdiction over all matters relating to the administration and effectuation of the Settlement.

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V. ATTORNEYS’ FEES AND EXPENSES
     Additionally, the GTECH Defendants have acknowledged that plaintiffs’ counsel have a claim for attorneys’ fees and reimbursement of expenses in the Action based upon the benefits that the Settlement has provided and will provide to GTECH’s public stockholders. Rather than causing the Class members to pay these fees, the GTECH Defendants have agreed to cause to be paid to plaintiffs’ counsel the sum of $700,000.00 in attorney’s fees and expenses in settlement of this claim. These monies will not be paid out of monies that would otherwise have gone to GTECH’s public shareholders.
VI. NOTICE TO BROKERS AND OTHER NOMINEES
     The Court has ordered that record holders of common shares of GTECH stock included in the Class send the Notice to all beneficial owners of such stock within ten (10) days after receipt of the Notice or send a list of the names and addresses of such beneficial owners to the Notice Administrators within ten (10) days of receipt of the Notice. The Notice Administrators are:
William P. Fiske
Senior Managing Director
Georgeson Shareholder Communications Inc.
17 State Street – 10th Floor
New York, NY 10004
Stephen R. Jones
Assistant Vice President & Relationship Manager
The Bank of New York
Stock Transfer Administration
101 Barclay Street, 11 East
New York, NY 10286
VII. SETTLEMENT HEARING

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     The Settlement Hearing will be held on___, 2006 at ___ ___.m. before the Honorable O. Rogeriee Thompson, to determine whether the proposed Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate; and should be approved by the Court. The Settlement Hearing may be adjourned by the Court without further notice.
     Any Class member may appear at the Settlement Hearing in person or by counsel and be heard in support of, or in opposition to, the fairness, reasonableness and adequacy of the Settlement. However, no Class member shall be heard in opposition to the Settlement and no paper or brief submitted by any such person or entity shall be received or considered by the Court unless fourteen (14) calendar days before the Settlement Hearing, that person or entity shall file with the Clerk of this Court a written notice of his, her or its intention to appear, proof that he, she or it is a Class member, a written statement of the position that he, she or it will assert, the reasons for his, her or its position, and all papers that he, she or it intends to present to the Court in support of his, her or its position. In addition, such person or entity must also file with the Clerk of this Court a proof of service of such notice and papers upon the following: Jonathan Stein, Lerach Coughlin Stoia Geller Rudman & Robbins, LLP, 197 S. Federal Highway, Suite 200, Boca Raton, Florida 33432 and Michael A. Paskin, Cravath, Swaine & Moore, LLP, 825 Eighth Avenue, New York, New York 10019.
     Any person or entity who fails to object in the manner provided above shall be deemed to have waived any objection in the Action.
VIII. EXAMINATION OF PAPERS

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     This notice contains only a summary of the terms of the proposed Settlement. For a more detailed statement of the matters involved in these proceedings, you may refer to the Stipulation and the other papers on file with the Court in the Action.
IF YOU HAVE ANY QUESTIONS, PLEASE MAKE ALL INQUIRIES TO:
Jonathan Stein, Esq.
Lerach Coughlin Stoia Geller Rudman & Robbins, LLP
197 S. Federal Highway, Suite 200
Boca Raton, Florida 33432
(561) 750-3000 or (800) 449-4900
PLEASE DO NOT CALL OR WRITE THE COURT DIRECTLY.
Dated: ___, 2006.
DISTRIBUTED BY ORDER OF KENT COUNTY SUPERIOR COURT, WARWICK, RHODE ISLAND

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STATE OF RHODE ISLAND KENT COUNTY	SUPERIOR COURT

x
IN RE: GTECH HOLDINGS CORPORATION	:	KC 06-202
SHAREHOLDERS LITIGATION	:
x
EXHIBIT C
[PROPOSED] FINAL JUDGMENT AND ORDER OF
DISMISSAL WITH PREJUDICE
     This matter came before the Court for hearing pursuant to the Order of this Court, dated ___, 2006, on the application of the Settling Parties for approval of the settlement set forth in the Stipulation of Settlement dated as of June 2, 2006 (the “Stipulation”). Due and adequate notice having been given to the Settlement Class as required in said Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:
     1. This Final Order and Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation.
     2. This Court has jurisdiction over the subject matter of the Action and over all parties to the Action, including all members of the Settlement Class.
     3. Pursuant to Rhode Island Superior Court Rules of Civil Procedure 23(a)(1)-(4) and 23(b)(1) and (2) , the Court hereby certifies, for purposes of effectuating this settlement only, a settlement class of all persons or entities who owned GTECH common stock on January 10, 2006, and all of their successors in interest and transferees, immediate and remote, through and including the closing of the Merger and

Merger Agreement, but not Defendants and persons or entities related to or affiliated with Defendants (the “Settlement Class”).
     4. With respect to the Settlement Class, this Court finds and concludes that: (a) the class is so numerous that joinder of all members is impracticable; (b) there are questions of fact or law common to the class, which common questions predominate over any questions affecting only individual members; (c) Plaintiffs will fairly and adequately protect the interest of the class; and (d) a class action is an appropriate method for the fair and efficient adjudication of the controversy.
     5. This Court hereby approves the settlement set forth in the Stipulation and finds that said settlement is, in all respects, fair, reasonable and adequate to each of the Parties, and the Parties are hereby directed to perform its terms.
     6. This Court hereby dismisses the Action with prejudice and without costs to any party (except as otherwise provided below).
     7. All Settlement Class Members are hereby forever barred and enjoined from prosecuting the Released Claims (including the Unknown Claims) against the Released Parties.
     8. The following claims (the “Released Claims”) with respect to the Released Parties, except as may exist with respect to claims belonging to the Defendants against their insurers are hereby released: all claims and rights, whether known or unknown, against the Defendants and their corresponding Released Parties, belonging to Plaintiffs and any or all members of the putative class and their present or past heirs, executors, estates, administrators, predecessors, successors, assigns, parents, subsidiaries, associates, affiliates, employers, employees, agents, consultants, insurers, directors, managing

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directors, officers, partners, principals, members, attorneys, accountants, financial and other advisors, investment bankers, underwriters, lenders, and any other representatives of any of these persons and entities (including, without limitation, any claims, whether direct, derivative, representative or in any other capacity, arising under federal, state, local, statutory or common law or any other law, rule or regulation, including the law of any jurisdiction outside of the United States) that relate in any way to any violation of state, federal or any foreign country’s securities laws, any misstatement or omission, any breach of duty, any negligence or fraud (or any other alleged wrongdoing or misconduct) and relating in any way to the Merger; or any other claims relating to the Merger, the fiduciary and other duties owed by Defendants to shareholders of GTECH in connection therewith, Defendants’ disclosure obligations under federal, state or any other law in connection with the Merger, and any other claim (other than claims for appraisal) related in any way to any of the foregoing. Shareholder claims for appraisal of their shares pursuant to Section 262 of the Delaware General Corporation Law, and claims to enforce the Settlement are excluded from this release.
     9. Upon the Effective Date, Defendants will release all claims that they may have against the Plaintiffs or Plaintiffs’ Counsel relating to their filing and prosecution of the Action.
     10. Upon the Effective Date, Defendants, Plaintiffs, all Members of the Settlement Class, and all other persons and entities whose claims are being released, shall be deemed to have, and shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of § 1542 of the California Civil Code, which provides as follows:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS, WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR
     11. Upon the Effective Date of the Settlement, Defendants, Plaintiffs, all members of the putative class, and all other persons and entities whose claims are being released, also shall be deemed to have, and shall have, waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, or the law of any jurisdiction outside of the United States, which is similar, comparable or equivalent to § 1542 of the California Civil Code. Plaintiffs, on behalf of the putative class, acknowledged that members of the putative class may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, on behalf of the putative class, fully, finally and forever to settle and release the Released Claims, including Unknown Claims, as that term is defined in the Stipulation.
     12. The Notice given to the Settlement Class was the best notice practicable under the circumstances, including the individual notice to all members of the Settlement Class who could be identified through reasonable effort. Said notice provided the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the proposed settlement set forth in the Stipulation, to all persons entitled to such notice, and said notice fully satisfied the requirements of Rhode Island Superior Court Rule of Civil Procedure 23(d) and due

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process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all persons entitled thereto.
     13. Neither the Stipulation nor the settlement contained therein, nor any negotiations, discussions and proceedings in connection with the Stipulation, shall constitute any evidence, or any admission by any of the parties, that any acts of wrongdoing have been committed and shall be deemed to create any inference that there is any liability on the part of any of the parties. The Stipulation and all negotiations, discussions and proceedings in connection with this Stipulation, shall not be offered or received in evidence or used for any other purpose in this or any other proceeding in any court, administrative agency, arbitration forum, or other tribunal other than as may be necessary to enforce the terms of the Stipulation.
     14. Without affecting the finality of this Final Order and Judgment in any way, this Court hereby retains continuing jurisdiction over (a) implementation of this settlement; and (b) the Parties hereto for the purpose of construing, enforcing and administering the Stipulation.

IT IS SO ORDERED.

Dated:

Superior Court Judge

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